Exhibit 5.1

Faegre Drinker Biddle & Reath LLP
1144 15th Street, Suite 3400
Denver, Colorado 80202
+1 303 607 3500 main
+1 303 607 3600 fax

February 12, 2021

NewAge, Inc.

2420 17th Street, Suite 220

Denver, CO 80202

Ladies and Gentlemen:

We have acted as counsel to NewAge, Inc., a Washington corporation (the “Company”), in connection with the preparation and filing of a prospectus supplement dated February 12, 2021 (the “Prospectus Supplement”) to the prospectus dated April 5, 2019 (together, the “Prospectus”) relating to the offer and sale by the Company, pursuant to that certain Sales Agreement dated February 11, 2021 (the “Sales Agreement”), between the Company and A.G.P./Alliance Global Partners (“A.G.P.”), of up to $100,000,000 of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Prospectus forms a part of the Company’s registration statement on Form S-3 (No. 333-230755) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which became automatically effective upon the filing thereof.

We have examined the Registration Statement, the Prospectus, the Sales Agreement, the bylaws of the Company, as amended to date, the amended articles of incorporation of the Company, as amended to date, and the proceedings taken by the Company in connection with the authorization of the Shares. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company, without any independent verification thereof.

In rendering the opinions set forth below, we have assumed the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Common Stock has been duly authorized and upon payment therefor and delivery thereof in accordance with the terms of the Sales Agreement and the Registration Statement, the Common Stock will be validly issued, fully paid, and nonassessable.

This opinion is limited to matters governed by the Washington Business Corporation Act, to the extent such laws are identical in all respects to the laws of the State of Colorado, and we express no opinion as to the effect of any other laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s current report on Form 8-K filed as of the date hereof and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished to you in connection with the filing of the Prospectus Supplement. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion thereafter.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

/s/ Jeffrey A. Sherman
Jeffrey A. Sherman